THIRD AMENDMENT TO AGREEMENT OF LEASE

THIS THIRD AMENDMENT TO AGREEMENT OF LEASE (“Amendment”) is made and entered into as of the 1st day of May, 2015 (the “Effective Date”) by and between RBM CHERRY ROAD PARTNERS, a Tennessee general partnership (“Landlord”), and WRIGHT MEDICAL TECHNOLOGY, INC., a Delaware corporation (“Tenant”). Landlord and Tenant are referred to herein as the “Parties”.

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Agreement Of Lease as of December 31, 2013, as previously amended (the “Lease”), whereby Landlord agreed to lease to Tenant certain Premises (as defined therein) located at 1023 Cherry Road, Memphis, Tennessee; and
WHEREAS, Landlord and Tenant wish to amend the Lease to provide for Tenant’s leasing of the remainder of the second floor of Building 2, as well as Tenant’s leasing of additional land for a new parking lot and entrance to be located in the northeast corner of the Adjacent Property, and to extend the Term.
NOW, THEREFORE, in consideration of the promises and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant agree as follows:
1.    Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.
2.    Tenant’s Exercise of Option For Final Expansion Space.
(a)    Expansion of Premises. Pursuant to Section 2.8 of the Lease, the Premises shall be expanded to include the remainder of space on the second floor of Building 2 (the “Final Expansion Space”), which shall include all of the remaining 27,202 Rentable Square Feet thereon. Accordingly, the following terms in the Reference Page of the Lease shall be amended: the “Premises” shall now include all of Building 2, in addition to all of Building 1, excluding, however, any Common Area(s); “Tenant’s Proportionate Share” shall remain 100% for the remainder of the Term; and “Landlord’s Proportionate Share” shall remain 0% for the remainder of the Term.
(b)    Commencement of Term for Final Expansion Space; Base Rental. The term of the Lease with respect to the Final Expansion Space shall begin as of the date of “substantial completion” of construction of the Final Expansion Space, as such term is defined in the construction documents relating thereto, at which time (i) Base Rental payments by Tenant shall be increased pursuant to the Base Rent Schedule for Selected Expansion Space shown on Exhibit “L” of the Lease and (ii) the Parties will confirm via writing the date of “substantial completion” of construction of the Final Expansion Space. Pursuant to Section 2.8(c) of the Lease, the term of the Lease for the Final Expansion Space shall coincide with the Term remaining under the Lease.
(c)    Final Expansion Space Allowance. Construction of the Final Expansion Space shall be paid for and managed by Tenant pursuant to (and the Parties agree to be bound by) the applicable terms and conditions of the Work Letter Agreement, which shall govern the project, including without limitation the approval process and Landlord’s approval rights set forth therein; provided, however, that Landlord shall give Tenant an improvement allowance of $487,514 in connection with the Final Expansion Space pursuant to Section 2.8(b) of the Lease, payable by Landlord directly to Tenant’s Contractor (as defined in the Work Letter Agreement) upon Landlord’s receipt of invoices for the total project cost at “substantial completion” of construction of the Final Expansion Space. For the avoidance of doubt, the Parties agree that (i) Landlord shall have no responsibility for any electric utility charges pursuant to Section 1(d) of the Work Letter Agreement and (ii) Sections 3(a) and (e) of the Work Letter Agreement are inapplicable to this work.
(d)    PILOT Incentives. Landlord agrees to cooperate with Tenant in seeking to add the Final Expansion Space to its existing PILOT with the EDGE Board, and the Parties agree that all terms and conditions set forth in Section 3.2(b)(iii) of the Lease shall be applicable in connection therewith, including without limitation Tenant’s reimbursement and indemnity obligations contained therein.
(e)    No Further Expansion Option. Upon commencement of the term for the Final Expansion Space, Tenant shall have leased all of the Expansion Area and, as such, Section 2.8(d) of the Lease shall be deleted in its entirety.
3.    Extension of Term. The Parties agree to extend the Term of the Lease twenty-four (24) months. Accordingly, the following terms in the Reference Page of the Lease shall be amended:
(a)    the “Expiration Date” shall be amended to be October 31, 2026, subject to adjustment pursuant to any of the terms, conditions or covenants of the Lease (including without limitation the terms and provisions of Section 2.7 therein);
(b)    the “Term” shall be extended to be one hundred fifty-four (154) months, unless extended or terminated sooner as described and permitted under the Lease; and
(c)    the Base Rent schedule provided in Exhibit “K” of the Lease shall be amended by the addition of the schedule attached hereto as Exhibit “K-1”.
The Base Rent schedule for Selected Expansion Space referenced in Section 2.8(a) of the Lease as Exhibit “L” shall be amended by the addition of the schedule attached hereto as Exhibit “L‑1”.
4.    Leasing of Additional Parking Premises.
(a)    Lease of and Term for Additional Parking Premises. Landlord leases to Tenant, and Tenant leases from Landlord, that portion of the Adjacent Property shown on Exhibit “A-1” attached hereto and consisting of approximately 1.32 acres (the “Additional Parking Premises”). The term for Tenant’s lease of the Additional Parking Premises shall commence upon “substantial completion” of construction of the Additional Parking Premises, as such term is defined in the construction documents relating thereto, at which time the Parties will confirm via writing the date of “substantial completion” of construction of the Additional Parking Premises. The term for the Tenant’s lease of the Additional Parking Premises shall end on the Expiration Date to coincide with the Term remaining under the Lease. Although the Additional Parking Premises shall remain separate and distinct from the “Premises” as defined in the Lease, the Parties’ rights and obligations with respect to the Additional Parking Premises shall be governed by the applicable provisions of the Lease. Tenant shall use and occupy the Additional Parking Premises as a surface parking lot (to include the New Entrance, as defined in subsection (d) below) and for no other purpose without the prior written consent of Landlord, which may be withheld or conditioned in Landlord’s sole, but reasonable, discretion.
(b)    Rental for Additional Parking Premises. Base Rent for the Additional Parking Premises shall be $65,000 per year during the first full twelve (12) calendar months following commencement, then for each successive twelve month period it shall increase by 2.5% over the immediately prior period’s rate, except that all payments of Base Rent for the Additional Parking Premises for any fractional year at the commencement or end of the Term shall be prorated based upon the number of days in such fractional year during the Term. Base Rent for the Additional Parking Premises (and any Additional Rent that may be applicable thereto) shall be payable pursuant to and in accordance with the provisions of Article II of the Lease, and Tenant shall be solely responsible for all operating expenses in connection with the Additional Parking Premises during the Term, including without limitation the payment of all insurance premiums and deductibles, Taxes and maintenance costs (and such obligations shall survive the expiration or earlier termination of the Lease).
(c)    Construction of New Surface Parking Lot and New Entrance. Construction of a new surface parking lot and the New Entrance shall be fully paid for and managed by Tenant pursuant to (and the Parties agree to be bound by) the applicable terms and conditions of the Work Letter Agreement, which shall govern the project, including without limitation the approval process and Landlord’s approval rights set forth therein; there shall be no Allowances (as defined in the Work Letter Agreement) from Landlord to Tenant in connection with such work; and such work shall include, without limitation, all engineering, surveying, architectural, landscaping/screening, tree removal, fencing and approval costs and expenses. Notwithstanding the foregoing, Landlord agrees to and shall be responsible for the management (but not the cost) of the zoning approval, subdivision and/or other similar process(es) with the appropriate Governmental Authorities (the “Required Approvals”), which Required Approvals shall include approval of the site plan as attached hereto as Exhibit “B-1” (the “Site Plan”); however, Landlord makes no assurances as to its ability to obtain such approvals, though it agrees to make good faith efforts to timely do so. Upon receipt of all Required Approvals, the following terms defined in Article I of the Lease shall be amended: the acreage of the “Adjacent Property” shall be reduced to consist of 17.58 acres; and the acreage of the “Land” shall be increased to consist of 7.91 acres, and Exhibit “A” shall be amended to remove the current legal description and replace the prior legal description with a single legal description of the entire 7.91 acres of “Land”. Landlord covenants that it (i) owns the Real Property in fee and/or (ii) Leases the Real Property with an option to purchase.
(d)    New Entrance. Tenant’s construction of a new entrance to the Real Property upon the Additional Parking Premises (the “New Entrance”) shall be at Tenant’s sole cost and expense and otherwise subject to the terms and conditions of subsection (c) above. Upon commencement of the term for the Additional Parking Premises, Tenant agrees to and shall surrender all rights to use the Access Parcel in connection with the Access Easement, the Lease or otherwise, and the Access Easement shall be removed as one of the Shared Use Documents under the Lease. However, Landlord shall at all times during the Term of the Lease provide Tenant with continuous vehicular and pedestrian access to the Real Property. Tenant shall be responsible for the removal of its current signage at the main entrance on or prior to the time its construction of the New Entrance is complete, and Tenant shall be permitted to install a new sign at the New Entrance pursuant and subject to Article XXX of the Lease, all at Tenant’s sole cost and expense. All work performed in connection with closing access to and from the Real Property over the Access Parcel shall be performed by Tenant at its sole cost and expense and otherwise subject to the terms and conditions of subsection (c) above.
(e)    PILOT Incentives. Landlord agrees to cooperate with Tenant in seeking to add the Additional Parking Premises to its existing PILOT with the EDGE Board, and the Parties agree that all terms and conditions set forth in Section 3.2(b)(iii) of the Lease shall be applicable in connection therewith, including without limitation Tenant’s reimbursement and indemnity obligations contained therein.
5.    Major Mechanical Replacements.
(a)    The Parties agree that the replacement of (i) the boiler in Building 1 and (ii) the chiller in Building 2, pursuant to the quotes attached hereto as Schedule 5 shall each be considered a Major Mechanical Reimbursement Event and a Major Mechanical Replacement, and that Landlord shall reimburse Tenant for the cost of each, subject to Tenant’s contribution of $50,000 toward each replacement (for a total Tenant contribution of $100,000), pursuant to Section 6.3(b) of the Lease.
6.    Lease Termination Option. Section 2.9 of the Lease shall be deleted in its entirety and replaced with the following:
Section 2.9 Tenant shall have the one (1) time right to terminate this Lease, which termination shall be effective May 31, 2023 (the “Lease Termination Option”), for a lump sum payment to Landlord on or prior to such date of $6,400,000 (the “Lease Termination Fee”). In order to exercise the Lease Termination Option, Tenant must not be in default under this Lease (beyond and applicable cure periods under this Lease) and must deliver to Landlord written notice of its intent to exercise such option prior to September 1, 2022. If written notice is not received by Landlord prior to September 1, 2022, or if payment of the Lease Termination Fee is not delivered on or prior to May 31, 2023, then this Lease Termination Option shall be null and void.
7.    Amendment Contingent Upon Required Approvals. The Parties agree that this Amendment, and all terms and conditions contained herein, is expressly contingent upon receipt of the Required Approvals, including approval of the Site Plan, and in the event that the Required Approvals, including the approval of the Site Plan, are not obtained within six (6) months following the Effective Date, then Tenant may, by written notice to the Landlord, nullify and void this Amendment, at which time it shall immediately be voided and of no further effect. In the event that the Required Approvals are duly received, then the Parties shall jointly execute a certificate confirming receipt thereof and ratifying this Amendment.
8.    Shared Use Documents. The Access Easement, the Utility Easement, and the License Agreement shall be amended to incorporate the changes to the size and current ownership of the Land and the Adjacent Parcel, with such amendments to be placed of record with the Register’s Office of Shelby County.
9.    Memorandum of Lease. This Amendment shall not be recorded; however, Landlord and Tenant shall execute and record an Amendment to Memorandum of Lease, in form and substance mutually acceptable to Landlord and Tenant, which sets forth the pertinent terms contained herein.
10.    Miscellaneous. Except as provided hereinabove, the Lease shall remain in full force and effect as originally written. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when one or more counterparts hereof or thereof have been signed by each party hereto. Delivery of an executed counterpart signature page of this Agreement by facsimile or transmitted electronically in a Tagged Image File Format (“TIFF), Portable Document Format (“PDF”), or other electronic format sent by electronic mail shall be effective as delivery of a manually executed counterpart.

[signature page to follow]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the Effective Date.

LANDLORD:

RBM CHERRY ROAD PARTNERS,
a Tennessee general partnership

BY: RBM Venture Company, a Delaware corporation, its Managing Partner

By: /s/ Scott Imorde
Scott Imorde, President

TENANT:

WRIGHT MEDICAL TECHNOLOGY, INC.
a Delaware corporation

By: /s/ Lance Berry
Lance Berry Senior Vice President and CFO

Exhibit “A-1”
Additional Parking Premises

See attached.

Exhibit A-1
LEGAL DESCRIPTION OF PART OF LOT 2 OF FINAL PLAT P.D. 99-366, PHASE I, RBM CHERRY ROAD PARTNERS AS RECORDED IN PLAT BOOK 204-PAGE 29, BEING PART OF THE RBM CHERRY ROAD PARTNERS PROPERTY AS RECORDED PER WARRANTY DEED OF RECORD PER INSTRUMENT NO. JU7671, ALL OF RECORD IN THE REGISTER’S OFFICE OF SHELBY COUNTY, TENNESSEE AND ALL LYING WITHIN THE CITY OF MEMPHIS, SHELBY COUNTY, TENNESSEE AND SAID PART OF LOT 2 BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE COMMON EAST CORNER OF LOT 1 AND LOT 2 OF THE FINAL PLAT OF P.D. 99-366, PHASE I, SAID POINT BEING IN THE WEST RIGHT-OF-WAY OF CHERRY ROAD (PUBLIC PAVED ROAD, 30 FEET FROM CENTERLINE); THENCE SOUTH 00 DEGREES 00 MINUTES 14 SECONDS EAST ALONG THE WEST RIGHT-OF-WAY OF CHERRY ROAD, A DISTANCE OF 192.35 FEET TO A POINT OF INTERSECTION WITH THE NORTH LINE OF AN ACCESS EASEMENT AS SHOWN PER SAID FINAL PLAT; THENCE LEAVING THE WEST RIGHT-OF-WAY OF CHERRY ROAD AND FOLLOWING ALONG THE NORTH LINE OF SAID ACCESS EASEMENT AS FOLLOWS: SOUTH 89 DEGREES 59 MINUTES 46 SECONDS WEST, A DISTANCE OF 34.33 FEET TO A POINT OF CURVE TO THE LEFT HAVING A RADIUS OF 62.00 FEET AND A CENTRAL ANGLE OF 19 DEGREES 54 MINUTES 02 SECONDS; THENCE SOUTHWESTWARDLY ALONG THE ARC A DISTANCE OF 21.53 FEET (CHORD BEARING AND DISTANCE = SOUTH 80 DEGREES 02 MINUTES 45 SECONDS WEST-21.43 FEET) TO A POINT OF TANGENCY; THENCE SOUTH 70 DEGREES 05 MINUTES 44 SECONDS WEST, A DISTANCE OF 35.33 FEET TO A POINT OF CURVE TO THE RIGHT HAVING A RADIUS OF 388.00 FEET AND A CENTRAL ANGLE OF 18 DEGREES 03 MINUTES 09 SECONDS; THENCE SOUTHWESTWARDLY ALONG THE ARC A DISTANCE OF 122.25 FEET (CHORD BEARING AND DISTANCE = SOUTH 79 DEGREES 07 MINUTES 18 SECONDS WEST-121.74 FEET) TO A POINT OF TANGENCY TO A POINT OF REVERSE CURVE TO THE LEFT HAVING A RADIUS OF 287.00 FEET AND A CENTRAL ANGLE OF 09 DEGREES 12 MINUTES 15 SECONDS; THENCE SOUTHWESTWARDLY ALONG THE ARC, A DISTANCE OF 46.10 FEET (CHORD BEARING AND DISTANCE =SOUTH 83 DEGREES 32 MINUTES 45 SECONDS WEST-46.06 FEET) TO A POINT OF TANGENCY; THENCE NORTH 89 DEGREES 37 MINUTES 17 SECONDS WEST, A DISTANCE OF 10.27 FEET TO AN EXTERIOR CORNER OF LOT 1 AND AN INTERIOR CORNER OF LOT 2; THENCE FOLLOWING ALONG THE LINE DIVIDING LOT 1 FROM LOT 2, NORTH 00 DEGREES 00 MINUTES 14 SECONDS WEST, A DISTANCE OF 237.92 FEET TO AN INTERIOR CORNER OF LOT 1 AND AN EXTERIOR CORNER OF LOT 2; THENCE FOLLOWING ALONG THE LINE DIVIDING LOT 1 FROM LOT 2, SOUTH 89 DEGREES 37 MINUTES 17 SECONDS EAST, A DISTANCE OF 264.26 FEET TO THE POINT OF BEGINNING.
CONTAINING 57,367 SQUARE FEET OR 1.317 ACRES, MORE OR LESS.
ALL BEARINGS ARE RELATIVE TO FINAL PLAT P.D. 99-366, PHASE I, RBM CHERRY ROAD PARTNERS AS RECORDED IN PLAT BOOK 204-PAGE 29.

Exhibit “B-1”
Site Plan

See attached.

Exhibit B-1

VICINITY MAP
LINE DATA
CURVE DATA
PARCEL 1
PARCEL 2

B-1-1

ACCESS ESMT
9721 S.F.
0.223 AC
142.36'
222.36'
ROAD
2
10
11
12
13
15
16
17
18
19
20
21
22
300 linear feet
30 Oak leaf Holly trees (6-7') every 10 feet
B-1-2

Exhibit “K-1”

Base Rent Schedule

See attached.

EXHIBIT K-1
BASE RENT SCHEDULE
FOR EXTENDED TERM PER 3RD LEASE AMENDMENT

PSF	Monthly	Due
13.50	$103,909.67	Nov-24	1
13.50	$103,909.67	Dec -24	2
13.50	$103,909.67	Jan-25	3
13.50	$103,909.67	Feb-25	4
13.50	$103,909.67	Mar-25	5
13.50	$103,909.67	Apr-25	6
13.50	$103,909.67	May-25	7
13.50	$103,909.67	Jun-25	8
13.50	$103,909.67	Jul-25	9
13.50	$103,909.67	Aug-25	10
13.50	$103,909.67	Sep-25	11
13.50	$103,909.67	Oct-25	12
13.94	$107,286.75	Nov-25	13
13.94	$107,286.75	Dec-25	14
13.94	$107,286.75	Jan-26	15
13.94	$107,286.75	Feb-26	16
13.94	$107,286.75	Mar-26	17
13.94	$107,286.75	Apr-26	18
13.94	$107,286.75	May-26	19
13.94	$107,286.75	Jun-26	20
13.94	$107,286.75	Jul-26	21
13.94	$107,286.75	Aug-26	22
13.94	$107,286.75	Sep-26	23
13.94	$107,286.75	Oct-26	24

Exhibit “L-1”

Base Rent Schedule for Selected Expansion Space

See attached.

EXHIBIT L-1
BASE RENT SCHEDULE FOR EXPANSION SPACE
FOR EXTENDED TERM PER 3RD LEASE AMENDMENT

PSF	Monthly	Due
11.55	$29,172.00	Nov-24	1
11.55	$29,172.00	Dec -24	2
11.55	$29,172.00	Jan-25	3
11.55	$29472.00	Feb-25	4
11.55	$29472.00	Mar-25	5
11.55	$29,172.00	Apr-25	6
11.55	$29472.00	May-25	7
11.55	$29,172.00	Jun-25	8
11.55	$29,172.00	Jul-25	9
11.55	$29,172.00	Aug-25	10
11.55	$29,172.00	Sep-25	11
11.55	$29,172.00	Oct-25	12
11.78	$29,749.58	Nov-25	13
11.78	$29,749.58	Dec-25	14
11.78	$29,749.58	Jan-26	15
11.78	$29,749.58	Feb-26	16
11.78	$29,749.58	Mar-26	17
11.78	$29,749.58	Apr-26	18
11.78	$29,749.58	May-26	19
11.78	$29,749.58	Jun-26	20
11.78	$29,749.58	Jul-26	21
11.78	$29,749.58	Aug-26	22
11.78	$29,749.58	Sep-26	23
11.78	$29,749.58	Oct-26	24

Schedule 5

Boiler and Chiller Quotes

See attached.

April 3, 2016
To:        Bud Courtney
Company:    Wright Medical
Re:        Replace Chiller in Promus Building
Mechanical Proposal: We propose to furnish material and labor for the following scope of work:
-Remove existing McQuay Chiller and properly dispose
-Provide and install new Trane Centrifugal chiller with VFD
-Start up test and check out of new chiller
-Disconnect and reconnect JCI controls and electrical

Total Price $184,527.00

Clarifications and Exclusions:
-    Work to be performed after hours on weekend of customers choice
-    Includes all rigging and permits required

Exclusions: Electrical (Outside Mechanical Room) Removal or replacement of cig tile or grid Structural or support steel Patching of walls, floors or roof Architectural access doors or panels	Painting of any kind Dust Control Engineering Fees or drawings Temporary Heating or Cooling Bond

All Materials are guaranteed to be as specified. All work to be completed in a workmanlike manner according to standard practices. Any alteration or deviation from the above specifications involving extra costs will be executed only upon written orders, and will become an extra charge over and above the estimate. All agreements are contingent upon accidents or delays beyond our control. Owner is to carry fire, tornado, and other required insurances. Our workers are fully covered by workmen’s compensation insurance. It is also agreed that in case of default of payment, and this note is placed in the hands of a collector or an attorney for collection, all collection fees, attorney fees, costs, and all other expenses will be paid by contractor or owner.
Respectfully,
Greg Carter
Project Manager
Mechanical Systems Co,, LLC

Acceptance Signature:________________________________________     Date:_______________

4067 New Getwell Rd.- Memphis, TN 38118- 901-369-9822- Fax-901-369-9824- www.msystemscompany.com

April 9, 2015
To: John Carlyle
Company: Wright Medical
Re: Boiler Replacement at Cherry Rd Facility

Mechanical Proposal: We propose to furnish material and labor for the following scope of work:

•Demo and dispose of the existing boiler in the basement at Cherry Rd location
•Disconnect electrical, controls, gas, water and vent piping

•	Install two smaller boilers in its place

•	Reconnect electrical, controls, gas piping and water piping to the two new boilers.

•	Install all new venting on the new boiler to go out of the existing vent pipe penetration.
Total for Scope $98,250.00
Clarifications:
All existing components will be reused. We will add necessary isolation valves at the boilers for water and gas.

Exclusions: Electrical Painting of any kind Structural or support steel Patching of walls, floors or roof Asbestos abatement Fire protection Furnishing of smoke detectors	Painting of any kind Removal or replacement of clg tile or grid Engineering Fees or drawings Temporary Heating or Cooling Architectual access doors or panels Bond Dust Control

All Materials are guaranteed to be as specified. All work to be completed in a workmanlike manner according to standard practices. Any alteration or deviation from the above specifications involving extra costs will be executed only upon written orders, and will become an extra charge over and above the estimate. All agreements are contingent upon accidents or delays beyond our control. Owner is to carry fire, tornado, and other required insurances. Our workers are fully covered by workmen compensation insurance. It is also agreed that in case of default of payment, and this note is placed in the hands of a collector or an attorney for collection, all collection fees, attorney fees, costs, and all other expenses will be paid by contractor or owner.
Respectfully,
Lee Walker, IV
President
Mechanical Systems Co., LLC

Acceptance Signature:________________________________________     Date:_______________

4067 New Getwell Rd.- Memphis, TN 38118- 901-369-9822- Fax-901-369-9824- wwwinsystemscompany.com